EXECUTION COPY


     THIRD AMENDMENT, dated as of March 15, 1995 (this "Amendment"), to the Loan and Security Agreement, dated as of December 15, 1993 (as heretofore amended, supplemented or otherwise modified, the "Loan Agreement"), between BankAmerica Business Credit, Inc. (the "Lender") and Grossman's Inc. (the "Borrower").


                      W I T N E S S E T H :


     WHEREAS, the Lender and the Borrower are parties to the Loan
Agreement;

     WHEREAS, the Borrower has requested that the Lender amend the Loan Agreement to increase the amount of the Total Facility to $75,000,000 and to increase the advance rate with respect to Eligible Inventory; and

     WHEREAS, the Lender is willing to make such amendments but only on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed thereto in the Loan Agreement.

     2.   Amendment of Section 1.1 (Defined Terms).  Section 1.1
of the Loan Agreement is hereby amended by:

          (a) deleting from the definition of "Availability" the amount "$60,000,000" appearing in clause (i) of paragraph
     (a) of such definition and substituting therefor the amount
     "$75,000,000";

          (b) deleting from the definition of "Availability" the phrase "fifty percent (50%)"" appearing in clause
     (ii)(B) of paragraph (a) of such definition and substituting therefor the phrase "the Applicable Percent";

          (b) adding the following new defined term in its appropriate alphabetical order:

               "'Applicable Percent' means

               (a) for each calendar month from March, 1995 through October, 1995, the lesser of (i) sixty percent (60%) and (ii) a percent notified by the Borrower to the Lender on or prior to the first day of such month as the Applicable Percent to be effective for such month; provided that the Applicable Percent for the month of March, 1995 shall be a percent notified by the Borrower to the Lender (not to exceed 60%) on or before March 17, 1995; provided, further, that any reduction of the Applicable Percent shall be a permanent reduction; and provided, still further, that if the Borrower fails to give any such notice in respect of any calendar month, the Applicable Percent in effect for the preceding month shall remain in effect for such calendar month; and

               (b)  for each calendar month thereafter,
          commencing with November, 1995, fifty percent (50%).

     3. Amendment of Section 2.1 (Total Facility). Section 2.1 of the Loan Agreement is hereby amended by deleting the amount
"$60,000,000" appearing therein and substituting therefor the amount "$75,000,000".

     4. Amendment of Section 3.4 (Commitment Fee). Section 3.4 of the Loan Agreement is hereby amended by deleting the amount
"$50,000,000" appearing therein and substituting therefor the amount "$75,000,000".

     5.   Addition of New Section 3.5.  Article 3 of the Loan
Agreement is hereby amended by adding after Section 3.4 a new
Section 3.5 reading in it entirety as follows:

          "3.5 Additional Fee. The Borrower further agrees to pay an additional monthly fee to the Lender on the first Business Day of each calendar month, commencing April 3, 1995, through November 1, 1995, computed as set forth in the following sentence. Such fee shall be equal to the product of (a) $10,000 times (b) the Applicable Percent (expressed as a whole number and not as a percent) for the month just ended minus 50. (For purposes of clarification and by way of example only, if the Applicable Percent for the month of April, 1995 were 58%, the fee payable pursuant to this
     Section 3.5 on May 1, 1995 would be computed as follows:
     $10,000 x (58-50) = $80,000.)"

     6. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender as follows, with the same effect as if such representations and warranties were set forth in the Loan
Agreement:

          (a) The Borrower has the corporate power and authority to enter into this Amendment and has taken all corporate action required to authorize its execution and delivery of this Amendment and its performance of the Loan Agreement, as amended hereby (as so amended, the "Amended Agreement"). This Amendment has been duly executed and delivered by the Borrower and the Amended Agreement constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. The execution, delivery, and performance of this Amendment and the Amended Agreement by the Borrower will not violate its certificate of incorporation or by-laws or any agreement or legal requirement binding on the Borrower.

          (b) On the date hereof and after giving effect to the terms of this Amendment, (i) the Loan Agreement and the other Loan Documents are in full force and effect and constitute the Borrower's binding obligations, enforceable against the Borrower in accordance with their respective terms; (ii) no Event or Event of Default has occurred and is continuing; and (iii) the Borrower does not have any defense to or setoff, counterclaim or claim against payment of the Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

     7. Effectiveness. This Amendment shall be effective as of the date first written above upon receipt by the Lender of a counterpart hereof duly executed by the Borrower.

     8. Limited Effect. This Amendment shall be limited solely to the matters expressly set forth herein and shall not (a) constitute an amendment of any other term or condition of the Loan Agreement or of any instrument or agreement referred to therein or (b) prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein. Except as expressly amended hereby, all of the covenants and provisions of the Loan Agreement are and shall continue to be in full force and effect.

     9.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL
LAWS OF THE STATE OF NEW YORK.

     10. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                              BANKAMERICA BUSINESS CREDIT, INC.



                              By:
                                   Name:
                                   Title:


                              GROSSMAN'S INC.



                              By:
                                   Name:
                                   Title: